                                                                    EXHIBIT 99.1

                                                    For more information contact
[TEXASGENCO LOGO]                                   MEDIA:
                                                    LETICIA LOWE
                                                    Phone   713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone   713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 1 OF 2
--------------------------------------------------------------------------------

            TEXAS GENCO REPORTS IMPROVED SECOND QUARTER 2004 RESULTS

         HOUSTON - AUGUST 6, 2004 - Texas Genco Holdings, Inc. (NYSE: TGN), an 81 percent-owned subsidiary of CenterPoint Energy, Inc. (NYSE: CNP), today reported net income of $80 million, or $1.00 per share, for the second quarter of 2004 compared to $33 million, or $0.42 per share, for the same period of 2003.

         For the six months ended June 30, 2004, net income was $141 million, or $1.76 per share, compared to income of $22 million, or $0.28 per share, for the same period of 2003 before the effect of an accounting change in that period. Net income for the six months ended June 30, 2003, was $121 million, or $1.52 per share, including a non-cash gain of $99 million ($1.24 per share) from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations".

         "I'm very pleased to report a significant improvement in our second quarter earnings compared to last year primarily due to higher wholesale electricity prices for our baseload products and more available baseload capacity this quarter," said David Tees, president and chief executive officer of Texas Genco. "Our fleet of solid fuel baseload generating capacity operated well during the quarter, and I'm very proud of our employees who continue to do what they do best - run efficient, safe and reliable plants."

         Texas Genco reported higher operating income of $69 million for the second quarter of 2004 compared to the same period of 2003, due primarily to higher prices for baseload products. Operation and maintenance expenses for the second quarter of 2004 were lower than the prior year resulting primarily from lower expenses associated with planned and unplanned outages.

         On July 21, 2004, CenterPoint Energy and Texas Genco announced a definitive agreement for GC Power Acquisition LLC, a newly formed entity owned in equal parts by affiliates of The Blackstone Group, Hellman & Friedman LLC, Kohlberg Kravis Roberts & Co. L.P. and Texas Pacific Group, to acquire Texas Genco for approximately $3.65 billion in cash. The transaction, subject to customary regulatory approvals, will be accomplished in two steps. The first step, expected to be completed in the fourth quarter of 2004, involves Texas Genco's purchase of the 19 percent of its shares owned by the public for $47 per share, followed by GC Power Acquisition's purchase of a Texas Genco unit that will be formed to own its coal, lignite and gas-fired generation plants. In the second step of the transaction, expected to take place in the first quarter of 2005 following receipt of approval by the Nuclear Regulatory Commission, GC Power Acquisition will complete the acquisition of Texas Genco, the principal remaining asset of which will then be Texas Genco's interest in the

                                     -more-

                                                    For more information contact
[TEXASGENCO LOGO]                                   MEDIA:
                                                    LETICIA LOWE
                                                    Phone   713.207.7702
                                                    INVESTORS:
                                                    MARIANNE PAULSEN
                                                    Phone   713.207.6500

FOR IMMEDIATE RELEASE                                                PAGE 2 OF 2
--------------------------------------------------------------------------------


South Texas Project nuclear facility. Total cash proceeds to CenterPoint Energy from both steps of the transaction will be approximately $2.9 billion, or $45.25 per share for its 81 percent interest in Texas Genco.

         In connection with the transaction, Texas Genco entered into a master power purchase and sale agreement under which the company has sold forward a substantial quantity of its remaining available baseload capacity through 2008. The company's obligations under the power purchase agreement will continue regardless of whether the transaction is completed.

WEBCAST OF EARNINGS CONFERENCE CALL

         The managements of CenterPoint Energy and Texas Genco will host an earnings conference call on Friday, August 6, 2004, at 10:30 a.m. Central time. Interested parties may listen to a live, audio broadcast of the conference call at www.CenterPointEnergy.com/investors/events, or at www.txgenco.com/investor.html. A replay of the call can be accessed approximately two hours after the completion of the call, and will be archived on CenterPoint Energy's web site for at least one year.

         Texas Genco Holdings, Inc., based in Houston, Texas, is one of the largest wholesale electric power generating companies in the United States with over 14,000 megawatts of generation capacity, of which approximately 2,500 megawatts are currently in mothball status. It sells electric generation capacity, energy and ancillary services in one of the nation's largest power markets, the Electric Reliability Council of Texas (ERCOT). Texas Genco has one of the most diversified generation portfolios in Texas, using natural gas, oil, coal, lignite, and uranium fuels. The company owns and operates 60 generating units at 11 electric power-generating facilities and owns a 30.8 percent interest in a nuclear generating plant. Texas Genco currently is a majority-owned subsidiary of CenterPoint Energy, Inc. For more information, visit our web site at www.txgenco.com.

         This news release includes forward-looking statements. Actual events and results may differ materially from those projected. The statements in this news release regarding future financial performance and results of operations and other statements that are not historical facts are forward-looking statements. Factors that could affect actual results include the timing and impact of future regulatory and legislative decisions, successful consummation and timing of the sale of Texas Genco, effects of competition, weather variations, changes in Texas Genco's business plans, financial market conditions, the timing and extent of changes in commodity prices, particularly natural gas, the impact of unplanned plant outages and other factors discussed in Texas Genco's Form 10-K for the period ended December 31, 2003, Form 10-Q for the period ended March 31, 2004 and other filings with the Securities and Exchange Commission.

                                    - # # # -

                           Texas Genco Holdings, Inc.
                        Statements of Consolidated Income
                             (Thousands of Dollars)
                                   (Unaudited)

                                                             Quarter Ended June 30,         Six Months Ended June 30,
                                                          ----------------------------    ----------------------------
                                                              2004            2003            2004            2003
                                                          ------------    ------------    ------------    ------------
Revenues                                                  $    552,718    $    578,511    $    991,847    $    937,098
                                                          ------------    ------------    ------------    ------------
Expenses:
   Fuel                                                        263,992         349,318         450,307         557,307
   Purchased power                                              18,098          22,974          26,368          34,968
   Operation and maintenance                                    98,872         105,301         200,199         210,651
   Depreciation and amortization                                40,607          39,391          80,976          78,470
   Taxes other than income taxes                                12,122          11,483          24,378          22,774
                                                          ------------    ------------    ------------    ------------
     Total                                                     433,691         528,467         782,228         904,170
                                                          ------------    ------------    ------------    ------------
Operating Income                                               119,027          50,044         209,619          32,928

Other Income                                                     1,667           1,089           2,055           1,289
Interest Expense                                                  (114)         (2,822)           (140)         (5,625)
                                                          ------------    ------------    ------------    ------------
Income Before Income Taxes and Cumulative Effect of
   Accounting Change                                           120,580          48,311         211,534          28,592

Income Tax Expense                                             (40,464)        (15,018)        (70,526)         (6,181)
                                                          ------------    ------------    ------------    ------------
Income Before Cumulative Effect of Accounting Change            80,116          33,293         141,008          22,411

Cumulative Effect of Accounting Change, net of tax                --              --              --            98,910
                                                          ------------    ------------    ------------    ------------
Net Income                                                $     80,116    $     33,293    $    141,008    $    121,321
                                                          ============    ============    ============    ============



Basic and Diluted Earnings Per Common Share:
   Income Before Cumulative Effect of Accounting Change   $       1.00    $       0.42    $       1.76    $       0.28
   Cumulative Effect of Accounting Change, net of tax             --              --              --              1.24
                                                          ------------    ------------    ------------    ------------
   Net Income                                             $       1.00    $       0.42    $       1.76    $       1.52
                                                          ============    ============    ============    ============

Dividends Declared per Common Share                       $       0.25    $       0.25    $       0.50    $       0.50

Weighted Average Common Shares Outstanding (000):
   - Basic                                                      80,000          80,000          80,000          80,000
   - Diluted                                                    80,000          80,000          80,000          80,000

Capital Expenditures                                      $     13,022    $     33,034    $     37,082    $     77,696

Operating Data:
   Sales (MWH)                                              11,962,375      12,517,492      22,683,153      21,793,836
   Generation (MWH)                                         11,542,226      12,077,631      21,691,416      21,072,384




     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of Texas Genco Holdings, Inc.

                           Texas Genco Holdings, Inc.
                      Condensed Consolidated Balance Sheets
                             (Thousands of Dollars)
                                   (Unaudited)


                                                                           June 30,    December 31,
                                                                             2004          2003
                                                                         -----------   ------------
                                          ASSETS

CURRENT ASSETS:
  Cash                                                                   $        38   $        33
  Short-term investments                                                     184,522        44,525
  Short-term note receivable-affiliate                                         1,283          --
  Inventory                                                                  167,884       169,692
  Other current assets                                                       109,109        84,142
                                                                         -----------   -----------
      Total current assets                                                   462,836       298,392
                                                                         -----------   -----------

PROPERTY, PLANT AND EQUIPMENT, NET                                         4,094,424     4,125,595
                                                                         -----------   -----------

OTHER ASSETS:
  Nuclear decommissioning trust                                              198,275       189,182
  Other non-current assets                                                    23,305        26,462
                                                                         -----------   -----------
      Total other assets                                                     221,580       215,644
                                                                         -----------   -----------
        TOTAL ASSETS                                                     $ 4,778,840   $ 4,639,631
                                                                         ===========   ===========

                           LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable and other accrued liabilities                         $   219,174   $   224,319
  Deferred capacity auction revenue                                          109,566        86,853
  Other current liabilities                                                   13,870        17,579
                                                                         -----------   -----------
      Total current liabilities                                              342,610       328,751
                                                                         -----------   -----------

OTHER LIABILITIES:

  Accumulated deferred income taxes, net and investment tax credit           981,467       995,078
  Nuclear decommissioning reserve                                            222,958       187,997
  Other non-current liabilities                                               97,636        94,644
                                                                         -----------   -----------
      Total other liabilities                                              1,302,061     1,277,719
                                                                         -----------   -----------

SHAREHOLDERS' EQUITY                                                       3,134,169     3,033,161
                                                                         -----------   -----------
      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                         $ 4,778,840   $ 4,639,631
                                                                         ===========   ===========





     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of Texas Genco Holdings, Inc.

                           Texas Genco Holdings, Inc.
                 Condensed Statements of Consolidated Cash Flows
                             (Thousands of Dollars)
                                   (Unaudited)

                                                                            Six Months Ended June 30,
                                                                            -------------------------
                                                                               2004          2003
                                                                            ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $  141,008    $  121,321
  Cumulative effect of accounting change, net                                     --         (98,910)
                                                                            ----------    ----------
      Income before cumulative effect of accounting change                     141,008        22,411

  Adjustments to reconcile net income to net cash provided by operating activities:

       Depreciation and amortization, including fuel-related amortization       94,726        88,195
       Deferred income taxes and investment tax credit                         (11,126)      (16,194)
       Changes in other assets and liabilities                                  (6,865)      (22,600)
                                                                            ----------    ----------
NET CASH PROVIDED BY OPERATING ACTIVITIES                                      217,743        71,812
                                                                            ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures and other                                               (36,342)      (74,706)
  Increase in note receivable-affiliate                                         (1,283)         --
                                                                            ----------    ----------
NET CASH USED IN INVESTING ACTIVITIES                                          (37,625)      (74,706)
                                                                            ----------    ----------

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                            (40,116)        2,470
                                                                            ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           140,002          (424)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                44,558           578

                                                                            ----------    ----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                  $  184,560    $      154
                                                                            ==========    ==========












     Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of Texas Genco Holdings, Inc.